                                                                    EXHIBIT 10.8

                        UNANIMOUS SHAREHOLDER AGREEMENT


                                    BETWEEN

                          TELE-DIRECT (SERVICES) INC.

                                    - AND-

                       METROLAND PRINTING, PUBLISHING &
                               DISTRIBUTING LTD.

                                    - AND -

                            CITYSEARCH CANADA INC..

                                    - AND -

                             1310818 ONTARIO INC.


                                   MADE AS OF

                                AUGUST 31, 1998

                               TABLE OF CONTENTS

                                                                            PAGE

                         ARTICLE 1 PRELIMINARY MATTERS

1.1  Recitals..............................................................    2
1.2  Prior Agreements......................................................    2
1.3  Inconsistencies.......................................................    2

                   ARTICLE 2 DEFINITIONS AND INTERPRETATION

2.1  Definitions...........................................................    3
2.2  Construction..........................................................    8

                    ARTICLE 3 OPERATION OF THE CORPORATION

3.1  Board of Directors....................................................    9
3.2  Chair of the Board of Directors.......................................   10
3.3  Meetings of Directors.................................................   10
3.4  Quorum................................................................   11
3.5  Signed Instruments in Lieu of Meeting.................................   11
3.6  Compensation..........................................................   11
3.7  Executive Committee...................................................   11
3.8  Meetings of Executive Committee.......................................   12
3.9  Officers..............................................................   12
3.10 Secretary.............................................................   13
3.11 Material Decisions....................................................   13

                 ARTICLE 4 CORPORATION'S BUSINESS AND PURPOSE

4.1  Business and Purpose..................................................   13
4.2  Material Decisions....................................................   13
4.3  Unanimous Approval of Matters.........................................   15
4.4  Mandatory Distribution to the Limited Partners........................   16
4.5  Execution of Instruments..............................................   16

                  ARTICLE 5 FINANCIAL AND ACCOUNTING MATTERS

5.1  Business Plan and Annual Budget.......................................   16
5.2  Periodic Reports of the Corporation...................................   17
5.3  Books of Account......................................................   17
5.4  Auditors..............................................................   17

                      ARTICLE 6 COVENANTS OF SHAREHOLDERS

6.1  Covenants.............................................................   17

                         ARTICLE 7 TRANSFER OF SHARES

7.1  Warranty as to Ownership..............................................  18
7.2  Prohibition on Unauthorized Transfers.................................  18
7.3  New Shareholders......................................................  18
7.4  Transfer to Permitted Transferees.....................................  19
7.5  Right of First Refusal................................................  19
7.6  Tag Along Rights......................................................  21
7.7  Drag Along Rights for CitySearch Canada...............................  21
7.8  Prohibition Against Transfer to a Direct Competitor...................  21
7.9  Prohibition Against Transfer by CitySearch Canada.....................  21
7.10 Special Provision in the Event of an Acquisition of a Shareholder by a
     Communication or Media Services Corporation...........................  22

                        ARTICLE 8 DISPUTE RESOLUTION

8.1  Resolution of a Dispute Between the Major Shareholders................  23
8.2  Buy-Sell Provision ("Shotgun")........................................  23
8.3  Resolution of a Dispute between the Major Shareholders and CitySearch
     Canada................................................................  24
8.4  Call or Put Provision.................................................  24
8.5  Purchase of CitySearch Canada Shares and Limited Partnership Interest.  25

                         ARTICLE 9 DEFAULT PROVISIONS

9.1  Events of Default.....................................................  26

                              ARTICLE 10 CLOSING

10.1 Closing...............................................................  29

                          ARTICLE 11 CONFIDENTIALITY

11.1 Confidentiality.......................................................  31
11.2 Survival..............................................................  32

                    ARTICLE 12 GENERAL CONTRACT PROVISIONS

12.1 Arbitration...........................................................  32
12.2 Term of Agreement.....................................................  33
12.3 Treatment of Sale Provisions..........................................  33
12.4 Implementation of this Agreement......................................  33
12.5 Endorsement on Certificates...........................................  33
12.6 Notices...............................................................  33
12.7 Time of the Essence...................................................  36
12.8 Governing Law.........................................................  36

12.9   Entire Agreement....................................................  36
12.10  Waiver..............................................................  36
12.11  Severability........................................................  36
12.12  Equitable Remedies..................................................  36
12.13  Binding Effect......................................................  36

                        UNANIMOUS SHAREHOLDER AGREEMENT


          THIS AGREEMENT effective the 31st day of August, 1998.

A M O N G :

               TELE-DIRECT (SERVICES) INC., a corporation incorporated under the laws of Canada

               ("Tele-Direct")

               - and -

               METROLAND PRINTING, PUBLISHING &
               DISTRIBUTING LTD., a corporation incorporated under the laws of Ontario

               ("Metroland")

               - and -

               CITYSEARCH CANADA INC., a corporation
               incorporated under the laws of Ontario

               ("CitySearch Canada")

               - and -

               1310818 ONTARIO INC., a corporation incorporated under the laws of Ontario

               (the "Corporation")

WHEREAS:

A. Tele-Direct, Metroland and CitySearch Canada have formed the Corporation to act as General Partner of the Limited Partnership, as hereinafter defined;

B. the authorized capital of the Corporation consists of an unlimited number of common shares;

C. on the date hereof the issued and outstanding shares in the capital of the Corporation consist of 1000 common shares;

D. the parties to this Agreement are the holders of record and the beneficial owners of the following number of issued and outstanding shares in the capital of the Corporation:

          ======================================================
          HOLDER OF SHARES      NUMBER AND CLASS    PERCENTAGE
                                       OF
                                     SHARES
          ------------------------------------------------------
          Tele-Direct          450 common                   45%
          ------------------------------------------------------
          Metroland            450 common                   45%
          ------------------------------------------------------
          CitySearch Canada    100 common                   10%
          ======================================================

E. the parties to this Agreement wish to make arrangements regarding certain aspects of the organization of the affairs of the Corporation and their respective rights and obligations to the Corporation and each other;

F. the parties to this Agreement wish to make arrangements regarding the rights and obligations of the General Partner of the Limited Partnership, toronto.com, and to make arrangements regarding certain aspects of the management and organization of the affairs of the Limited Partnership, toronto.com;

          NOW THEREFORE this Agreement witnesses that in consideration of the mutual covenants and agreements contained in it, the parties agree with each other as follows:


                                   ARTICLE 1
                              PRELIMINARY MATTERS

1.1       RECITALS.  Each party respectively acknowledges and declares that the
          --------
foregoing recitals, insofar as they relate to it, are true and correct.

1.2       PRIOR AGREEMENTS.  Any other agreements regarding the matters
          ----------------
contained in this Agreement, whether written or oral, are hereby terminated.

1.3       INCONSISTENCIES.  The terms of this Agreement shall supersede the
          ---------------
terms of the articles, any by-laws, and resolutions of the Corporation to the extent allowed by law and to the extent necessary to resolve any inconsistency.

                                   ARTICLE 2
                        DEFINITIONS AND INTERPRETATION

2.1       DEFINITIONS.  As used in this Agreement or any amendment to this
          -----------
Agreement, the following terms shall have the following meanings:

     (a)  "ACCEPTANCE PERIOD" has the meaning attributed thereto in Section 8.2;

     (b) "ACT" means the Business Corporations Act (Ontario) and all regulations made pursuant thereto as now enacted or as the same may be from time to time amended, re-enacted or replaced;

     (c)  "AFFILIATE" has the meaning attributed thereto in the Act;

     (d) "AGREEMENT" means this agreement and all amendments made hereto pursuant to the provisions hereof;

     (e) "AMENDED AND RESTATED LICENSE AND SERVICES AGREEMENT" means the amended and restated agreement between CitySearch U.S.A. and CitySearch Canada providing for the licensing to CitySearch Canada of certain software, technology and know-how dated as of August 31, 1998;

     (f) "ANCILLARY AGREEMENTS" means the Amended and Restated License and Services Agreement, toronto.com Sublicense and Services Agreement, Tele-Direct Sales Agreement, Tele-Direct Services Agreement, Torstar Services Agreement, Metroland and CitySearch Canada Conveyance and Employee Transfer Agreement, Reciprocal Fees Agreement and Non-Competition Agreement, each dated as of August 31, 1998;

     (g) "ANNUAL BUDGET" means the then current annual budget (including projections of cash flow, capital expenditure and income) for the Limited Partnership approved pursuant to Section 5.1;

     (h) "ASSUMPTION AGREEMENT" means an agreement among the Corporation, the Shareholders remaining after a Transfer of Shares and Limited Partnership Interest and the transferee of those Shares and Limited Partnership Interest pursuant to which the transferee of those Shares and Limited Partnership Interest, if not a Shareholder before the Transfer, agrees to be bound by this Agreement, the Limited Partnership Agreement and the Non-Competition Agreement in the same manner as if it had been an original party and to the same extent as the transferor Shareholder;

     (i)  "AUDITORS" has the meaning set forth in Section 5.4;

     (j)  "BOARD OF DIRECTORS" means the board of directors of the Corporation;

     (k) "BUSINESS DAY" means a day other than a Saturday, Sunday or any other day on which principal commercial banks are not open for business in the City of Toronto, Ontario;

     (l) "BUSINESS PLAN" means a business and marketing plan of the Limited Partnership as approved by the Board of Directors pursuant to Section 5.1;

     (m)  "BUY-SELL NOTICE" has the meaning attributed thereto in Section 8.2;

     (n)  "BUYERS" has the meaning attributed thereto in Section 10.1;

     (o)  "CALL NOTICE" has the meaning attributed thereto in Section 7.10;

     (p) "CITYSEARCH GROUP" means, collectively, CitySearch Canada and any Permitted Transferee to whom Shares and a Limited Partnership Interest are transferred by CitySearch Canada, so long as such Permitted Transferee holds any Shares and a Limited Partnership Interest pursuant to this Agreement and the Limited Partnership Agreement;

     (q) "CITYSEARCH INFORMATION SERVICE" means an online service of providing Content related to restaurants, entertainment, retail establishment, community events and other services, including on-line ticketing and sale of merchandise, pertaining to a particular city or geographic region which uses the CitySearch Systems;

     (r) "CITYSEARCH SYSTEMS" has the meaning ascribed thereto in the Amended and Restated License and Services Agreement;

     (s) "CITYSEARCH U.S.A." means CitySearch, Inc. a corporation incorporated under the laws of Delaware;

     (t) "CONFIDENTIAL INFORMATION" has the meaning ascribed thereto in the Amended and Restated License and Services Agreement;

     (u) "CONTENT" has the meaning ascribed thereto in the Amended and Restated License and Services Agreement;

     (v) "CONTROL" means control in fact, whether direct or indirect; shares are controlled if the voting rights which attach to those shares are controlled;

     (w) "DEFAULTING SHAREHOLDER" has the meaning attributed thereto in Section 9.1;

     (x) "DIRECT COMPETITOR" of Metroland means a Person whose business is primarily involved in newspaper or electronic publishing; a Direct Competitor of CitySearch Canada means a Person whose business competes directly with that of CitySearch Canada, CitySearch, Inc. or any of their respective Affiliates involved in electronic publishing; and a Direct Competitor of Tele-Direct means a Person whose business competes directly with Tele-Direct or any of its respective Affiliates in print and electronic publishing and data-related businesses;

     (y)   "DISPUTE CALL NOTICE" has the meaning ascribed thereto in Section
           8.4;

     (z)   "DISPUTE PUT NOTICE" has the meaning ascribed thereto in Section 8.4;

     (aa) "EBITDA" means, for a particular fiscal period of the Limited Partnership, the income (or loss) of the Limited Partnership before deductions of interest, taxes, depreciation and amortization for such fiscal period as determined from the financial statements of the Limited Partnership for such period;

     (bb)  "EVENT OF DEFAULT" has the meaning attributed thereto in Section 9.1;

     (cc) "EXCLUSIVE TERRITORY" means the territory so marked in Schedule A of the Limited Partnership Agreement;

     (dd)  "EXECUTIVE COMMITTEE" has the meaning attributed thereto in Section
           3.7;

     (ee) "FAIR MARKET VALUE" means, for the purpose of valuation of the Shares together with the Limited Partnership Interests, as determined by the Valuator, the highest price in terms of money which would be obtained as of the date specified in the applicable section thereof, if the Shareholders and Limited Partners sold the Shares and their Limited Partnership Interest, in an open and unrestricted market without compulsion to a willing and knowledgeable purchaser acting at arm's length;

     (ff) "FISCAL YEAR" means the period which currently commences on the date hereof or January 1, as the case may be, in any calendar year and ends on December 31 in the same calendar year, or any other period determined from time to time by the board of directors of the Corporation to be the fiscal year of the Corporation;

     (gg)  "GENERAL PARTNER" has the meaning attributed thereto in Section 4.1;

     (hh) "LAUNCH" means giving written notice (a"Launch Notice"), in the case of a Launch by the Limited Partnership, to CitySearch Canada or, in the case of a Launch by an entity affiliated with CitySearch Canada or any Affiliate of CitySearch, Inc., to the Limited Partnership, of a date when a CitySearch Information Service will be accessible to the public for a particular region not more than 150 days from the date of such notice and "Launched" and "Launching" shall have corresponding meanings;

     (ii) "LIMITED PARTNERS" means Tele-Direct, Metroland and CitySearch Canada and "LIMITED PARTNER" shall mean any one of them;

     (jj)  "LIMITED PARTNERSHIP"  has the meaning set forth in Section 4.1;

     (kk) "LIMITED PARTNERSHIP AGREEMENT" means a limited partnership agreement made as of August 31, 1998 between, among others, 1310818 Ontario Inc., Metroland, Tele-Direct and CitySearch Canada;

     (ll) "LIMITED PARTNERSHIP BUSINESS" means the business of developing and operating local on-line services (with Content comprising local news and information, local events, yellow pages business directories, and with classified advertising content relating to jobs, automotive, real estate and other classifications) that facilitate communication and business transactions for internet users, generating revenue from advertising and electronic commerce transactions, as more particularly described in the Limited Partnership Agreement;

     (mm) "LIMITED PARTNERSHIP INTEREST" has the meaning set forth in the Limited Partnership Agreement;

     (nn) "MAJOR LIMITED PARTNERS" means Tele-Direct and Metroland and "MAJOR LIMITED PARTNER" means any one of them;

     (oo) "MAJOR SHAREHOLDERS" means Tele-Direct and Metroland and a "MAJOR SHAREHOLDER" means any one of them;

     (pp)  "MATERIAL DECISIONS" has the meaning attributed thereto in Section
           4.2;

     (qq) "METROLAND GROUP" means, collectively, Metroland and any Permitted Transferee to whom Shares and a Limited Partnership Interest are transferred by Metroland, so long as such Permitted Transferee holds any Shares and a Limited Partnership Interest pursuant to this Agreement and the Limited Partnership Agreement;

     (rr)  "NON-DEFAULTING SHAREHOLDER" has the meaning attributed thereto in
           Section 9.1;

     (ss)  "NOTICE" has the meaning attributed thereto in Section 7.5;

     (tt)   "NOTIFIER" has the meaning attributed thereto in Section 8.2;

     (uu)   "OFFER" has the meaning attributed thereto in Section 7.5;

     (vv)   "OFFERED INTEREST" has the meaning attributed thereto in Section
            9.1;

     (ww)  "OFFEREE" has the meaning attributed thereto in Section 7.5;

     (xx)  "OFFEROR" has the meaning attributed thereto in Section 7.5;

     (yy)  "OTHER MAJOR SHAREHOLDER" has the meaning attributed thereto in
           Section 8.2;

     (zz) "PASSIVE SHAREHOLDER" has the meaning attributed thereto in Section 7.10;

     (aaa) "PERMITTED TRANSFEREE" with respect to any Shareholder means an Affiliate of that Shareholder;

     (bbb) "PERSON" means an individual, partnership, unincorporated association, organization, syndicate, corporation, trustee, executor, administrator or other legal or personal representative;

     (ccc) "PURCHASE OFFER" has the meaning attributed thereto in Section 8.2;

     (ddd) "PURCHASE PRICE" has the meaning attributed thereto in Section 7.5 and 9.1(e);

     (eee) "PUT NOTICE" has the meaning attributed thereto in Section 7.10;

     (fff) "REJECTED INTEREST" has the meaning attributed thereto in Sections
           7.5 and 9.1;

     (ggg) "SALE OFFER" has the meaning attributed thereto in Section 8.2;

     (hhh) "SHARE" means a share in the capital of the Corporation and "SHARES" means, collectively, shares in the capital of the Corporation;

     (iii) "SHAREHOLDERS" means, collectively, Tele-Direct, Metroland and CitySearch Canada and any Person to whom Shares may be Transferred or issued in accordance with this Agreement, so long as such Person holds any Shares; "SHAREHOLDER" means any one of them;

     (jjj) "SHOTGUN PRICE" has the meaning attributed thereto in Section 8.2;

     (kkk) "TARGET" has the meaning attributed thereto in Section 7.10;

     (lll) "TELE-DIRECT GROUP" means, collectively, Tele-Direct and any Permitted Transferee to whom Shares and a Limited Partnership Interest are transferred by Tele-Direct, so long as such Permitted Transferee holds any Shares and a Limited Partnership Interest pursuant to this Agreement and the Limited Partnership Agreement;

     (mmm) "TORONTO.COM SUBLICENSE AND SERVICES AGREEMENT" means the agreement between CitySearch Canada and the Limited Partnership dated August 31, 1998;

     (nnn) "TRANSACTION" has the meaning attributed thereto in Section 7.10;

     (ooo) "TRANSFER" means to sell, assign, surrender, give, transfer, pledge, mortgage, charge, create a security interest in, hypothecate or otherwise encumber any of the Shares, a Limited Partnership interest or any interest, whether legal or beneficial, in the Shares or a Limited Partnership Interest, whether voluntary, involuntary, by operation of law or otherwise. A change in Control of a Shareholder shall be deemed not to be a Transfer of the Shares held by that Shareholder;

     (ppp) "VALUATOR" means the Person appointed pursuant to Section 9.1(e);

     (qqq) "VENDORS" has the meaning attributed thereto in Section 10.1; and

     (rrr) "WORKING CAPITAL" means current assets (including, without limitation, accounts receivable, cash, prepaid expenses, short term investments and current deferred taxes) less current liabilities (including, without limitation, accounts payable, accrued expenses, current portion of long term debt, current deferred taxes and deferred revenues);

2.2        CONSTRUCTION.  In this Agreement, except as otherwise expressly
           ------------
provided:

     (a) all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties require and the verb shall be read and construed as agreeing with the required word and pronoun;

     (b) the division of this Agreement into Articles and Sections and the use of headings is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions;

     (c) when calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the first day of such period shall be excluded and the last day of such period shall be included. If the last day of such period is not a Business Day, the period in question shall end on the next Business Day;

     (d)   all dollar amounts are expressed in Canadian funds; and

     (e) all accounting terms which are not specifically defined shall be construed in accordance with accounting principles which are generally accepted in Canada from time to time as set forth in the handbook published by The Canadian Institute of Chartered Accountants.


                                   ARTICLE 3
                         OPERATION OF THE CORPORATION

3.1       BOARD OF DIRECTORS.  The board of directors of the Corporation (the
          ------------------
"Board of Directors") shall consist initially of seven directors. As long as each of the Shareholders is a Shareholder, and subject to the provisions of
Section 6.5 of the Limited Partnership Agreement, each Shareholder shall be entitled to nominate and replace from time to time the number of individuals as its directors as set forth opposite its name below:

          SHAREHOLDER                    NUMBER OF DIRECTORS
          -----------                    -------------------

          Tele-Direct                             3
          Metroland                               3
          CitySearch                              1

The Shareholders shall take all actions that may be required to ensure the election or appointment of the nominees contemplated by this Article. On the appointment or election of each director, the Secretary of the Corporation shall make note of the nominator, and the nominator shall, subject to the Act, be entitled by direction in writing from time to time to remove its nominee and nominate a successor who shall, promptly upon the resignation of the existing director, be elected a director to replace the individual previously nominated. The initial directors shall be:

          DIRECTOR                  NOMINATOR
          --------                  ---------

          Douglas G. Renwicke       Tele-Direct
          Thomas J. Bourke          Tele-Direct
          Serge Fortin              Tele-Direct
          Rocco Rossi               Metroland
          Victor Kruklis            Metroland
          Anthony Brown             Metroland
          Michael Barton            CitySearch Canada

All decisions of the Board of Directors shall require the consent of the majority of the directors voting thereon. Notwithstanding any law or rule of procedure to the contrary, the Chairperson of any meeting of the Board of Directors of the Corporation shall not be entitled to a second, extra or casting vote in the case of a tie vote at any such meeting.

3.2       CHAIR OF THE BOARD OF DIRECTORS.  The Board of Directors shall elect
          -------------------------------
from among themselves a Chairperson at the first meeting of the Board of Directors and thereafter annually at the first meeting of the Board of Directors in each year. In the first year after the effective date of this Agreement, the Chairperson will be a Tele-Direct director and in the second year, a Metroland director, alternating thusly every year. The Chairperson shall preside at all meetings of the Board of Directors if present, and if not present, the directors shall elect an alternative Chairperson from among themselves to preside at the meeting.

3.3       MEETINGS OF DIRECTORS.  Meetings of the Board of Directors shall be
          ---------------------
governed by the following:

     (a) meetings of the Board of Directors of the Corporation shall be held at regular intervals at least four (4) times per year in each calendar year at a time and place to be determined by the Chairperson of the Corporation. At least five (5) Business Days before each meeting of the directors, each director shall receive a written notice from the Secretary of the Corporation indicating the time and place of the meeting and providing a summary of the matters to be considered. Additional meetings of the Board of Directors may be called by any two directors upon not less than ten (10) Business Days prior notice by the delivery of a written notice to every other director containing the information as would be required to be delivered in connection with the regularly scheduled meetings; and such additional meetings are to be held at the principal office of the Corporation or at such other location as may be agreed by the directors. A director may waive notice of a meeting by an instrument in writing delivered to the Chairperson of the Corporation at or prior to the meeting;

     (b) notice of any meeting of the Board of Directors shall be sent to each director as last recorded in the books of the Corporation; such notice shall be accompanied by an agenda prepared by the Chairperson or the other directors calling the meeting, as the case may be, that sets forth those matters to be considered at the meeting;

     (c) subject to prior notice of such meeting in the manner required by this Agreement, meetings of the Board of Directors may be conducted by means of telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed present at that meeting;

     (d) no notice calling a meeting of the Board of Directors shall be required if all the directors are present or those absent have waived notice in writing of such meeting in advance;

     (e) each director shall have one vote on each matter to be decided at a meeting and each matter shall be decided, unless otherwise specifically provided herein, by a majority of the votes cast on the question; and

     (f) the proceedings at each meeting shall be evidenced by minutes signed by the Chairperson and Secretary.

3.4       QUORUM.  A quorum for a meeting of directors shall be a majority of
          ------
the directors of the Corporation, provided that at least two of the nominee(s) of each Major Shareholder are present.

3.5       SIGNED INSTRUMENTS IN LIEU OF MEETING.  Any matter to be decided by
          -------------------------------------
the Board of Directors may be passed by resolution signed by each of the directors. Any resolution so signed is as valid and effective as if passed at a meeting duly called, constituted and held for that purpose.

3.6       COMPENSATION.   The directors shall serve in that capacity without
          ------------
compensation.

3.7       EXECUTIVE COMMITTEE.  The Board of Directors shall appoint an
          -------------------
Executive Committee consisting of one director of each of the Major Shareholders. In addition to any other powers delegated to the Executive Committee by the Board of Directors, the Executive Committee shall have the power to give direction to the management of the Limited Partnership to implement the decisions of the Board of Directors. The Executive Committee may also make Material Decisions in those circumstances where a meeting of the Board of Directors cannot be called in a timely manner and where such Material Decision to be made cannot be postponed until such time as a meeting of the Board of Directors can be held. Whenever Material Decisions are made in such circumstances, the Executive Committee shall forthwith deliver or cause to be delivered to the Board of Directors, detailed minutes of such meeting setting forth with specificity the topics discussed, any votes taken, any policies or directions implemented and any resolutions passed. The initial members of the Executive Committee shall be:

          EXECUTIVE COMMITTEE MEMBER            MAJOR SHAREHOLDER
          --------------------------            -----------------

          Douglas G. Renwicke                   Tele-Direct
          Rocco Rossi                           Metroland

3.8       MEETINGS OF EXECUTIVE COMMITTEE.  Meetings of the Executive Committee
          -------------------------------
shall be held at any time as deemed necessary or desirable by the Executive Committee, provided that at least one meeting be held in each fiscal quarter of the Corporation. Both members of the Executive Committee must be present in order to constitute a quorum.

3.9       OFFICERS.  The Board of Directors shall appoint officers as follows:
          --------

     (a)  Corporation:  Initially the Board of Directors shall appoint the
          -----------
          Secretary as the sole officer of the Corporation. In the first year after the effective date of this Agreement, the Secretary will be a Tele-Direct appointee and in the second year, a Metroland appointee, alternating thusly every year. The first Secretary of the Corporation shall be:

                 NAME               OFFICE
                 ----               -------

               Shaul Ezer           Secretary

          The Board of Directors shall appoint such other officers as it deems necessary or desirable.

          The Secretary of the Corporation shall also be the Secretary of the Limited Partnership.

     (b) Limited Partnership: Initially the Board of Directors shall appoint as officers the Publisher (who shall also assume the duties normally associated with a President of a company), Secretary and Controller. The initial officers of the Limited Partnership shall be:

                 NAME               OFFICE
                 ----               ------

               Bruce Annan          Publisher
               Shaul Ezer           Secretary

               Sharon Langer        Controller

          The Board of Directors shall appoint such other officers as it deems necessary or desirable. The authority and responsibilities of the officers shall be determined by the Board of Directors from time to time.

          The Executive Committee in conjunction with the Publisher shall approve the appointment of the individuals to the positions of head of the operations, sales and marketing and content departments.

3.10      SECRETARY.   The Secretary of the Corporation shall keep records of
          ---------
all proceedings and decisions of the Board of Directors, the Executive Committee and the Shareholders, and distribute copies thereof to each director, member of the Executive Committee and to each Shareholder promptly thereafter, and keep copies of all correspondence and documentation received and sent by the directors, Executive Committee and Shareholders, and shall have similar duties and responsibilities as Secretary of the Limited Partnership. Each Shareholder and Limited Partner, as the case may be, shall have the right to examine the same and take copies of such correspondence and documentation.

3.11      MATERIAL DECISIONS.  In addition to any decisions or matters which,
          ------------------
under the Act, require the approval of Shareholders, no Material Decisions shall be implemented without the prior approval of the Major Shareholders.


                                   ARTICLE 4
                      CORPORATION'S BUSINESS AND PURPOSE

4.1       BUSINESS AND PURPOSE.  The business and purpose of the Corporation
          --------------------
shall be to act as the general partner (the "General Partner") of toronto.com, a limited partnership formed pursuant to the laws of the Province of Ontario (the "Limited Partnership"). The Corporation's business shall be conducted at all times so as to implement the provisions hereof and those contained in the Limited Partnership Agreement.

4.2       MATERIAL DECISIONS.  Notwithstanding any of the other provisions
          ------------------
hereof, the following material decisions relating to the Corporation or the Limited Partnership (the "Material Decisions") shall require the prior approval of the Major Shareholders:

     (a) the entering into or amendment of any agreement with third parties except as otherwise permitted hereunder;

     (b) the purchase or sale of any assets from or to the Limited Partnership or the provision of services to the Limited Partnership by any Limited Partner or a related person to any Limited Partner (as the term "related person" is defined in the Income Tax Act (Canada)), except (i) in an amount not exceeding $100,000; (ii) other than as approved in the Annual Budget; (iii) as approved pursuant to the toronto.com Sublicense and Services Agreement; or (iv) as otherwise permitted herein;

     (c) the sale of any assets of the Limited Partnership or the purchase of any assets by the Limited Partnership with an aggregate price in excess of $100,000 other than as approved in the Annual Budget;

     (d) any arrangement for the sharing of profits or similar incentive arrangement for employees or any joint venture with any Person;

     (e)  the acquisition by the Limited Partnership of any business;

     (f) the admission of a new Limited Partner so long as a new Limited Partner is not a Direct Competitor of CitySearch Canada, unless admission of a new Limited Partner is in accordance with the provisions of Section 7.4;

     (g) other than as may be approved in the Annual Budget, the borrowing of any money in excess of the aggregate principal amount of $100,000, the giving of any security or the making or incurring of any capital expenditures which, in the aggregate, are in excess of $100,000 in any year;

     (h) the making of any amendments to this Agreement or the Limited Partnership Agreement except as limited by the terms of Section 4.3(a);

     (i) initiating or settling any material litigation involving the Corporation or the Limited Partnership Business or any of its assets or undertaking;

     (j) other than as may be approved in the Annual Budget, the entering into contracts with a value or which result in obligations over the term thereof greater than $100,000;

     (k) the approval, for the Limited Partnership Business, of the appointment or dismissal of individuals to the positions of Publisher, Secretary and Controller;

     (l) the removal or replacement of the Auditors during their term of appointment;

     (m)  the making of any decision to distribute cash to the Limited Partners;

     (n) any other distribution of any nature (including repayment of loans) to any Person not acting at arm's length with the Limited Partnership, as that concept is construed for the purposes of the Income Tax Act (Canada);

     (o) the Corporation or the Limited Partnership entering into any transactions with or making any payments to officers, employees or members of their families or other Persons with whom they do not act at arm's length as that concept is construed for the purposes of the Income Tax Act (Canada), except in the ordinary course of the Limited Partnership Business, consistent with past practice;

     (p) the Corporation or the Limited Partnership entering into (other than in the ordinary course to fund Working Capital needs expressly contemplated by the Annual Budget for the applicable Fiscal Year), agreements modifying or canceling any credit facility;

     (q) any new or change in the outsourcing arrangements for the Limited Partnership personnel and human resources, accounting and legal services in place as of the date of this Agreement;

     (r) the sale of the Limited Partnership Business or a substantial part thereof so long as such sale is not to a Direct Competitor of CitySearch Canada; and

     (s)  the approval of the Annual Budget and Business Plan.

4.3       UNANIMOUS APPROVAL OF MATTERS.  Notwithstanding any of the other
          -----------------------------
provisions hereof, the following matters shall require the prior unanimous approval of the Shareholders:

     (a) any material change in the business or affairs of the Limited Partnership that adversely affects CitySearch Canada in a manner different from the Major Limited Partners;

     (b) the making of any decision to Launch or carry on a CitySearch Information Service to standards that are not equal to the Quality Standards (as defined in the Amended and Restated License and Services Agreement) or to use any navigation layouts or hierarchical maps inconsistent with those established from time to time by CitySearch U.S.A.;

     (c) the carrying on of the Limited Partnership Business other than in the Exclusive Territory utilizing the CitySearch technology platform;

     (d) the merger or other reorganization of the Limited Partnership with any Person;

     (e) the admission of a new Limited Partner who is a Direct Competitor of CitySearch Canada;

     (f) approval of the head of the technology department of the Limited Partnership;

     (g)  any material change in the name of the Limited Partnership; and

     (h)  any amendment to the Exclusive Territory.

4.4       MANDATORY DISTRIBUTION TO THE LIMITED PARTNERS.  Notwithstanding any
          ----------------------------------------------
of the provisions of Section 4.2, commencing five (5) years from the date of this Agreement, the General Partner shall, at the end of any Fiscal Year in which the financial statements show positive EBITDA, distribute pro rata to each of the Limited Partners, [*] of the net income of the Limited Partnership for such Fiscal Year.

4.5       EXECUTION OF INSTRUMENTS.  Contracts, documents or instruments in
          ------------------------
writing shall be executed in accordance with the by-laws of the Corporation or as otherwise determined by the Board of Directors from time to time. Notwithstanding the foregoing:

     (a)  contracts, documents or instruments in writing referred to in Section
          4.2 which require the approval of the Major Shareholders shall be signed by at least one director of each Major Shareholder; and

     (b) contracts, documents or instruments in writing requiring execution by the Limited Partnership shall require the signature of two officers of the Limited Partnership and all contracts, documents and instruments in writing so signed shall be binding upon the Limited Partnership without further authorization or formality.


                                   ARTICLE 5
                       FINANCIAL AND ACCOUNTING MATTERS

5.1       BUSINESS PLAN AND ANNUAL BUDGET
          -------------------------------

     (i) BUSINESS PLAN. The Business Plan of the Limited Partnership shall be developed by the Publisher in conjunction with the Executive Committee which in turn shall deliver the Business Plan to the Board of Directors for approval by the Board of Directors. The Business Plan for the Fiscal Years 1999 and 2000 shall be tabled no later than December 31, 1998. At least three (3) months prior to the end of the term of a Business Plan, the Publisher shall deliver to the Board of Directors for approval a new Business Plan for the ensuing 2-year period.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (ii)  ANNUAL BUDGET AND QUARTERLY FINANCIAL FORECASTS.   At least two
months prior to the beginning of each Fiscal Year of the Limited Partnership, the Publisher shall prepare and deliver to the Board of Directors a profit forecast and an annual budget providing, among other things, a detailed breakdown of projected cash flow, capital expenditures and income, and setting out cost and revenue targets for the Fiscal Year (the "Annual Budget"). Such Annual Budget shall be approved by the Board of Directors, with such changes as the Board of Directors determine to be necessary, not later than October 31 in the year prior to the Fiscal Year for which such Annual Budget is prepared. The Annual Budget shall become effective upon being approved by the Board of Directors. Quarterly financial forecasts including income statement, balance sheet and cash flow statement shall be delivered to the Board of Directors by the Publisher and shall be tabled at every quarterly meeting of the Board of Directors. Deviations of up to a maximum of 20% from the preceding quarterly financial forecast may be made on the authority of a majority of the Board of Directors at such meeting.

5.2        PERIODIC REPORTS OF THE CORPORATION.  Within seven Business Days
           -----------------------------------
after the end of each calendar month, the Controller of the Limited Partnership shall send to each director and Shareholder an income statement, balance sheet and cash flow statement of the Limited Partnership, together with comments of the Publisher thereon.

5.3        BOOKS OF ACCOUNT.  Proper books of account and records shall reflect
           ----------------
all Corporation and Limited Partnership transactions, shall be kept by the Corporation and the Limited Partnership at the registered office or principal place of business of the Corporation and the Limited Partnership, as applicable, and entries shall be made therein in accordance with generally accepted accounting principles. Each of the Shareholders, directors and Limited Partners and their respective representatives shall have access at all reasonable times to examine and copy such books of account and records, as well as tax returns and tax assessments, provided that any confidential information which is obtained from their examinations shall not be disclosed to Persons who are not directors of the Corporation, Shareholders or directors of Shareholders or Limited Partners (or their professional advisors) and shall not be used for any improper purpose. The financial statements for the Corporation and the Limited Partnership shall be audited for all Fiscal Years of the Corporation.

5.4        AUDITORS.  Ernst & Young shall be appointed the Auditors of the
           --------
Corporation unless, prior to the appointment of any other person as Auditors, the Board of Directors has consented in writing to such other person being appointed.

                                   ARTICLE 6
                           COVENANTS OF SHAREHOLDERS

6.1       COVENANTS.  Each Shareholder covenants that, throughout the term of
          ---------
this Agreement, the Shareholder shall:

     (a) ensure its continued qualification under the laws of its jurisdiction of incorporation and such jurisdictions where the Shareholder conducts the business to the extent it is reasonably within its power to do so except where a failure to do so would not result in a material adverse effect;

     (b) not disclose or use any confidential or proprietary information of the other Shareholders or any of their Affiliates or of the Corporation or the Limited Partnership to which it may have access or have disclosed to it by virtue of being a Shareholder of the Corporation, except for the purposes of the Corporation and the Limited Partnership and shall ensure that all persons to whom any such information is disclosed are bound by a duty of confidence with respect thereto;

     (c) not permit any security interest, encumbrance, pledge or other similar claim to exist on its Shares and Limited Partnership Interest or its interest in any property of the Corporation;

     (d) at all times duly and punctually pay and discharge separate and private debts and engagements whether present or future and keep the Corporation and the other Shareholders indemnified therefrom and from all actions, proceedings, costs, claims, demands, damages and expenses in respect thereof; and

     (e) maintain its Canadian resident status for purposes of the Income Tax Act (Canada).


                                   ARTICLE 7
                              TRANSFER OF SHARES

7.1       WARRANTY AS TO OWNERSHIP.  Each Shareholder represents and warrants
          ------------------------
that it is the registered and beneficial owner of that number of Shares set forth beside its name in the recitals to this Agreement, free and clear of all liens, claims, charges, security interests, encumbrances or rights in favour of other Persons, other than pursuant to this Agreement.

  7.2     PROHIBITION ON UNAUTHORIZED TRANSFERS.  Except as otherwise permitted
          -------------------------------------
in accordance with the terms of this Agreement or the Limited Partnership Agreement, or unless the unanimous written consent of the other Shareholders is first obtained, no Shareholder shall Transfer any Shares or Limited Partnership Interest. No Transfer of Shares by a Shareholder shall be effected pursuant to this Agreement unless there is at the same time a Transfer of such Shareholder's Limited Partnership Interest; nor shall a Transfer of a Limited Partnership Interest by a Shareholder be effected unless there is at the same time a Transfer of such Shareholder's Shares. Notwithstanding the foregoing, in no case shall a Transfer of Shares or Limited Partnership Interest occur within 18 months following the date of this Agreement except as permitted pursuant to
Section 7.4.

7.3       NEW SHAREHOLDERS.  Without limiting the effect of Section 7.2, no
          ----------------
Person who is not a Shareholder may acquire Shares and a Limited Partnership Interest unless that Person first executes and delivers an Assumption Agreement.

7.4       TRANSFER TO PERMITTED TRANSFEREES.  Notwithstanding any other
          ---------------------------------
provision of this Agreement, each Shareholder shall be entitled after giving three (3) Business Days' written notice to the other Shareholders and to the Secretary of the Corporation to Transfer any of the Shares beneficially owned by it to a Permitted Transferee, provided that:

     (a) the transferor Shareholder and the other shareholders of the Permitted Transferee agree not to transfer or issue any shares of the Permitted Transferee that will result, either directly or indirectly, in a change of Control of the Permitted Transferee for so long as such Permitted Transferee shall own any Shares;

     (b) the transferor Shareholder guarantees the obligations of such Permitted Transferee under this Agreement;

     (c) the Permitted Transferee executes and delivers an Assumption Agreement; and

     (d) no transfer of Shares shall be effected unless the transferor also transfers such transferor's Limited Partnership Interest to the Permitted Transferee.

7.5       RIGHT OF FIRST REFUSAL
          ----------------------

     (a) In the event that a Major Shareholder receives a bona fide offer from a third party (an "Offer") to purchase all, but not less than all, of a Major Shareholder's Limited Partnership Interest which such Major Shareholder is prepared to accept, such Major Shareholder (the "Offeror") shall give notice (the "Notice") of the terms and price of the Offer (the "Purchase Price") to the Corporation and to the other Shareholders. Such Offer must also include an offer to purchase all, but not less than all, of such Major Shareholder's Shares.

     (b) Upon the Notice being given, the other Shareholders (the "Offerees" and sometimes individually referred to as an "Offeree") shall have the right to purchase all, but not less than all, of the Limited Partnership Interest and Shares of the Offeror for the

          Purchase Price and on the terms contained in the Offer. The Offerees shall be entitled to purchase the Limited Partnership Interest and Shares of the Offeror pro rata based upon the percentage of the Limited Partnership Interests and Shares beneficially owned by the Offerees or to purchase in such other proportion as the Offerees may otherwise agree in writing.

     (c) Within thirty (30) Business Days after having been given the Notice, each Offeree who desires to purchase all of the Limited Partnership Interest and Shares of the Offeror that it is entitled to purchase in accordance with the provisions of Section 7.5(b) shall give notice to the Offeror, to the General Partner and to the other Offerees. If any Offeree does not give such notice, the Limited Partnership Interest and Shares of the Offeror that it had been entitled to purchase (the "Rejected Interest") may instead be purchased by the Offerees who did give such notice, pro rata based upon the percentages of the Limited Partnership Interests and Shares beneficially owned by such Offerees as between themselves or in such other proportion as such Offerees may agree in writing, and, within five (5) Business Days of the expiry of the thirty (30) Business Day period specified in this Section 7.5(c) each Offeree who desires to purchase all of the Rejected Interest that it is entitled to purchase in accordance with the provisions of this
          Section 7.5(c) shall give an additional notice to the Offeror, to the General Partner and to the other Offerees. If any Offeree entitled to give the said additional notice does not do so, the Rejected Interest that it had been entitled to purchase may instead be purchased by the Offerees who did give such notice, and so on from time to time until the Offerees are willing to purchase all of the Limited Partnership Interest and Shares of the Offeror or until they are not willing to purchase any more. If the Offerees are willing to purchase all, but not less than all, of the Limited Partnership Interest and Shares of the Offeror, the transaction of purchase and sale shall be completed in accordance with the terms set out in the Notice.

     (d) If the Offeror makes default in transferring its Limited Partnership Interest and Shares to the Offerees in accordance with the terms set out in the Notice, the Secretary of the Limited Partnership (or other designated person fulfilling such function) is authorized and directed to receive the purchase money for the Limited Partnership Interest and to thereupon cause the names of the Offerees to be entered in the registers of the Limited Partnership as the holders of the Limited Partnership Interests purchasable by them and the Secretary of the Corporation is authorized and directed to receive the money for the Shares and to thereupon cause the names of the Offerees to be entered into the Share register of the Corporation. The said purchase money for the Limited Partnership Interest shall be held in trust by the Limited Partnership and the said purchase money for the Shares shall be held in trust for the Corporation on behalf of the Offeror and not commingled with either the Limited Partnership's or the

          Corporation's assets, except that any interest thereon shall be for the account of the Limited Partnership and the Corporation, as the case may be. The receipt by the Secretary of the Limited Partnership and the Corporation for the purchase money shall be a good discharge to the Offerees and, after their names have been entered in their respective registers in exercise of the aforesaid power, the validity of the proceedings shall not be subject to question by any person. On such registration, the Offeror shall cease to have any right to or in respect of the Limited Partnership Interest or Shares of the Offeror except the right to receive, without interest, the purchase price received by the Secretary of the Limited Partnership and the Secretary of the Corporation.

     (e) If the Offerees do not give notice in accordance with the provisions of Section 7.5(b) that they are willing to purchase all of the Limited Partnership Interest and Shares of the Offeror, the rights of the Offerees, subject as hereinafter provided, to purchase the Limited Partnership Interest and Shares of the Offeror shall forthwith terminate and the Offeror may, within four months after the expiry of the thirty (30) Business Day period or five (5) Business Day periods, as the case may be, specified in Section 7.5(c) accept the Offer, provided that the person to whom its Shares and Limited Partnership Interest are to be sold agrees prior to such transaction to be bound by this Agreement and the Limited Partnership Agreement and to become a party hereto and thereto in place of the Offeror with respect to the Shares and Limited Partnership Interest of the Offeror. If the Offer is not accepted within such four month period on such terms, the rights of the Offerees pursuant to this Section 7.5 shall again take effect and so on from time to time.

7.6       TAG ALONG RIGHTS.  Where after compliance with the provisions of
          ----------------
Section 7.5 a Major Shareholder desires and is entitled to sell all, but not less than all, of such Major Shareholder's Limited Partnership Interest and Shares, such sale, notwithstanding the provisions of Section 7.5, shall be permitted only if such third party makes an offer in writing irrevocable for thirty (30) Business Days to the other Shareholders with respect to the Limited Partnership Interest and Shares held by the other Shareholders, to purchase such Limited Partnership Interests and Shares at the same price and upon the same terms and conditions. Any Shareholder receiving such an offer must provide notice in writing to such a third party accepting or refusing such an offer within thirty (30) Business Days of receipt of the offer. Failure to comply with the time limit for providing such notice shall be deemed to be notice of refusal of the offer.

7.7       DRAG ALONG RIGHTS FOR CITYSEARCH CANADA.    Notwithstanding Section
          ---------------------------------------
7.5 hereof, if the Major Shareholders receive a bona fide offer from a third party dealing at arm's length with them for all, but not less than all, of the Limited Partnership Interests and Shares, the Major Shareholders shall forthwith advise CitySearch Canada of such offer, in which case if the Major Shareholders wish to accept such offer, the Major Shareholders shall have the right to require

CitySearch Canada to sell all of its Limited Partnership Interest and Shares to the arm's length third party pursuant to the terms of the offer for the amount set forth in the offer.

7.8       PROHIBITION AGAINST TRANSFER TO A DIRECT COMPETITOR.
          ---------------------------------------------------
Notwithstanding any other provisions of this Agreement, no Shareholder may transfer its Shares and its Limited Partnership Interest to a Direct Competitor of any other Shareholder, without such other Shareholder's prior written consent.

7.9       PROHIBITION AGAINST TRANSFER BY CITYSEARCH CANADA.  CitySearch Canada
          -------------------------------------------------
may not transfer any of its Shares and its Limited Partnership Interest except in accordance with Sections 7.6 and 7.7 hereof.

7.10      SPECIAL PROVISION IN THE EVENT OF AN ACQUISITION OF A SHAREHOLDER BY A
          ----------------------------------------------------------------------
COMMUNICATION OR MEDIA SERVICES CORPORATION.  In the event a transaction ("the
-------------------------------------------
Transaction") occurs under which shares representing 51% or more of the votes in a Shareholder ("the Target") are acquired directly or indirectly by an entity in the business of providing communication or media services, then save and except for the acquisition or merger of CitySearch U.S.A. by or with Ticketmaster, the following provisions shall apply:

     (a) DETERMINATION OF FAIR MARKET VALUE. Within six (6) months after the closing of the Transaction, any one of the other Shareholders ("the Passive Shareholder(s)") may obtain a determination of the Fair Market Value of the Shares and the Limited Partnership Interest as at the end of the month during which the Transaction occurs in accordance with the valuation procedure set out in Section 9.1 hereof which shall be conclusive and binding upon all parties hereto.

     (b) CALL OR PUT. Within three (3) months after the determination of the Fair Market Value:

          (1) the Passive Shareholders shall have the right to require, by written notice (the "Call Notice") to the Target, that the Passive Shareholders purchase and the Target and its Affiliates sell, and if a Call Notice is delivered, the Passive Shareholders hereby undertake to purchase and the Target and its Affiliates hereby undertake to sell, all of the Shares and the Limited Partnership Interest then owned by them for a price in cash equal to the Fair Market Value. The Shares and Limited Partnership Interest of the Target and its Affiliates shall be purchased by the Passive Shareholders pro rata based upon the percentage of the Shares and Limited Partnership Interest beneficially owned by the Passive Shareholders as between themselves or in such other proportion as the Passive Shareholders may agree in writing, and in the event that one Passive Shareholder elects not to purchase any of the Shares and Limited

               Partnership Interest of the Target and its Affiliates, the other Passive Shareholder may purchase all of such Shares and Limited Partnership Interest; or

          (2) where one of the Major Shareholders is the Target, each of the Passive Shareholders shall have the right to require by written notice (the "Put Notice") to the Target, that that Passive Shareholder and its Affiliates sell and the Target purchase, and if a Put Notice is delivered, the Target and its Affiliates hereby undertake to purchase and the Passive Shareholder hereby undertakes to sell, all of the Shares and Limited Partnership Interest then owned by it for a price in cash equal to the Fair Market Value.

     (c) The closing of the transaction arising from this Section 7.10 shall take place thirty (30) days after receipt by the Target of the Call Notice or Put Notice, as the case may be.

     (d) In the event that a Passive Shareholder(s) fail(s) to issue a Call Notice or a Put Notice within the time periods prescribed in this
          Section 7.10 with respect to a Transaction, then the rights under
          Section 7.10 shall expire only with respect to that Transaction but shall be available to the Shareholders with respect to a subsequent Transaction.

                                   ARTICLE 8
                              DISPUTE RESOLUTION

8.1       RESOLUTION OF A DISPUTE BETWEEN THE MAJOR SHAREHOLDERS.  In the case
          ------------------------------------------------------
of a dispute among the Shareholders, the same shall be referred for resolution to the Chief Executive Officers of the Shareholders. If they fail to resolve the matter within 30 days, then the matter shall be referred to an independent party for mediation. If they fail to resolve the matter by mediation within another 60 days, then the following shall apply:

     (a) The Shareholders having the dispute may agree to have the matter resolved pursuant to the Arbitration Act (Ontario) in accordance with the procedures set forth in Schedule A; or

     (b) Failing an agreement under Section 8.1(a), then Section 8.2 shall apply.

8.2       BUY-SELL PROVISION ("SHOTGUN").
          ------------------

     (a) At any time after the Major Shareholders in dispute have failed, pursuant to Section 8.1, to resolve a dispute by mediation and failed to agree to resolve it by arbitration, then a Major Shareholder (the "Notifier") may send to the other Major Shareholder (the "Other Major Shareholder") a notice (the "Buy-Sell Notice") containing an offer to purchase all of the Shares and Limited Partnership Interest of the Other Major Shareholder and those of its Affiliates (the "Purchase Offer") and an offer to sell all of the Shares and Limited Partnership Interest of the Notifier and those of its Affiliates (the "Sale Offer"), in each case at a price for all of such Shares and such Limited Partnership Interest in cash set out in the Buy-Sell Notice (the "Shotgun Price"). Each offer shall be open for acceptance for thirty (30) days from the date of receipt of the Buy-Sell Notice by the Other Major Shareholder (the "Acceptance Period").

     (b) During the Acceptance Period, the Other Major Shareholder may accept the Purchase Offer, in which case there shall be a binding agreement in accordance with the Purchase Offer; or the Other Major Shareholder may accept the Sale Offer, in which case there shall be a binding agreement in accordance with the Sale Offer.

     (c) If the Other Major Shareholder fails to respond during the Acceptance Period, the Other Major Shareholder shall be deemed to have accepted the Purchase Offer, in which case there shall be deemed to be a binding agreement in accordance with the Purchase Offer.

     (d) The closing of the transaction arising from this Section 8.2 shall take place thirty (30) days after a binding agreement comes into force in accordance with this Section 8.2.

8.3       RESOLUTION OF A DISPUTE BETWEEN THE MAJOR SHAREHOLDERS AND CITYSEARCH
          ---------------------------------------------------------------------
CANADA.   In the case of a dispute between both of the Major Shareholders,
------
acting together, and CitySearch Canada, the same shall be referred for resolution to the Chief Executive Officers of the Shareholders. This Section
8.3 shall apply only where the Major Shareholders agree to act together as one party to the dispute. If the Major Shareholders and CitySearch Canada fail to resolve the matter within 30 days, then:

     (a) the Shareholders may agree to have the matter resolved pursuant to the Arbitration Act (Ontario) in accordance with the procedures set forth in Schedule A-1; or

     (b)  failing an agreement under Section 8.3, then Section 8.4 shall apply.

Nothing contained herein shall be construed to limit CitySearch Canada's right to seek equitable remedies in the event of any breach of Article 11 hereof.

8.4       CALL OR PUT PROVISION.   At any time after the Shareholders have
          ---------------------
failed, pursuant to Section 8.3, to resolve a dispute by mediation and failed to agree to resolve it by arbitration, then the following provisions shall apply:

     (a)  Determination of Fair Market Value.  A Shareholder may obtain a
          ----------------------------------
          determination of the Fair Market Value of the Shares and Limited Partnership Interests as at the end of the month during which the failure to resolve the dispute pursuant to Section 8.3 occurs in accordance with the valuation procedure set out in Section 9.1 hereof which shall be conclusive and binding upon the parties hereto.

     (b)  Call or Put.  Within forty-five (45) days after the determination of
          -----------
          the Fair Market Value:

          (1) the Major Shareholders shall have the right to require, by written notice (the "Dispute Call Notice") to CitySearch Canada, that the Major Shareholders purchase and CitySearch Canada sell, and if the Dispute Call Notice is delivered, the Major Shareholders hereby undertake to purchase and CitySearch Canada hereby undertakes to sell, all of the Shares and Limited Partnership Interest then owned by CitySearch Canada for a price in cash equal to the Fair Market Value. The Shares and the Limited Partnership Interest of CitySearch Canada shall be purchased by the Major Shareholders pro rata based upon the percentage of the Shares and Limited Partnership Interest beneficially owned by the Major Shareholders as between themselves or in such other proportion as the Major Shareholders may agree in writing, and in the event that one Major Shareholder elects not to purchase any of the CitySearch Canada Shares and Limited Partnership Interest, the other Major Shareholder may purchase all of such Shares and Limited Partnership Interest; or

          (2) CitySearch Canada shall have the right to require by written notice (the "Dispute Put Notice") to the Major Shareholders, that CitySearch Canada sell and the Major Shareholders purchase, and if the Dispute Put Notice is delivered, the Major Shareholders hereby undertake to purchase and CitySearch Canada hereby undertakes to sell, all of the Shares and Limited Partnership Interest then owned by CitySearch Canada for a price in cash equal to the Fair Market Value. The Shares and Limited Partnership Interest of CitySearch Canada shall be purchased by the Major Shareholders pro rata based upon the percentage of the Shares and Limited Partnership Interest beneficially owned by each Major Shareholder as between themselves or in such other proportion as the Major Shareholders may agree in writing.

8.5       PURCHASE OF CITYSEARCH CANADA SHARES AND LIMITED PARTNERSHIP INTEREST.
          ---------------------------------------------------------------------
At any time at the request of a Shareholder, it may be determined by a third party expert in the field, acceptable to all of the Shareholders, acting reasonably, with expertise in and knowledge of internet platforms and information technology, that the CitySearch Systems are no longer competitive with other city guide information services available and operating in other markets. In making such determination, the third party expert will compare the CitySearch Systems with up to three (3) other city guide information service providers, and shall have regard to, inter alia, availability for license, features, price, response time and performance levels, breadth of exposure on a network and other benefits of licensing from the third party. Should the third party expert determine that the CitySearch Systems are no longer competitive within the meaning of this Section 8.5, and if within six (6) months of written notice of the determination, CitySearch U.S.A. does not upgrade the CitySearch Systems so that, taken as a whole, the CitySearch Systems are comparable to the leading service provider(s) indentified by the third party expert, then the Major Shareholders shall have the right to purchase pro rata or in such other proportion as the Major Shareholders may agree in writing, all of the CitySearch Canada Shares and Limited Partnership Interest at Fair Market Value pursuant to the valuation procedure set out in Section 9.1 which shall be conclusive and binding upon the parties hereto. The closing of any purchase of CitySearch Canada Shares and Limited Partnership Interest shall occur within 30 days after the determination of Fair Market Value, pursuant to the closing procedures set out in Section 10.1.

                                   ARTICLE 9
                              DEFAULT PROVISIONS

9.1       EVENTS OF DEFAULT.
          -----------------

     (a) An Event of Default shall be deemed to occur with respect to a Shareholder (the "Defaulting Shareholder") if:

          (i) any Shareholder is in breach of a covenant in Article 6 and, if such breach is capable of being remedied, such breach is not remedied within five (5) days after notice has been given to such Shareholder specifying such breach;

          (ii) a process of execution is issued against the Shares and Limited Partnership Interest of any Shareholder and such execution is not released or vacated within the shorter of a period of thirty
               (30) days or such shorter period as would permit the Shares and Limited Partnership Interest to be sold;

          (iii) any Shareholder makes an assignment for the benefit of creditors of any material portion of its assets or is in bankruptcy or is adjudged bankrupt or insolvent within the meaning of the Bankruptcy and Insolvency Act (Canada);

          (iv) substantially all of the assets of any Shareholder are seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, execution or any other step or proceeding with similar effect and the same is not released or vacated within the shorter of a period of thirty (30) days or such shorter period as would permit such property or any part thereof to be sold pursuant thereto;

          (v) any Shareholder fails to perform or observe any other material term or material condition of this Agreement or the Limited Partnership Agreement and such failure continues for a period of thirty (30) days following written notice thereof from one of the other Shareholders or the Corporation; or

          (vi)  [*]

     (b) A Shareholder knowing that any other Shareholder is a Defaulting Shareholder shall promptly confirm that fact with the Defaulting Shareholder and shall thereupon deliver notice in writing to the Secretary of the Corporation who shall provide the other Shareholders (the "Non-Defaulting Shareholders") with written notice of that fact and the number of the Shares and amount of the Limited Partnership Interest held by the Defaulting Shareholder.

     (c) In addition to any rights or remedies that may be available to them, the Non-Defaulting Shareholders shall have the right to purchase all, but not less than all, of the Shares and Limited Partnership Interest beneficially owned by the Defaulting Shareholder (the "Offered Interest") for [*]% of the Fair Market Value of such Shares and Limited Partnership Interest (or in the case of an Event of Default pursuant to Section 9.1(a)(iii), for 100% of the Fair Market Value) of such Limited Partnership Interest.

     (d) The Non-Defaulting Shareholders shall be entitled to purchase the Offered Interest pro rata based upon the percentage of the Shares and Limited Partnership Interests beneficially owned by the Non-Defaulting Shareholders or to purchase in such other proportion as the Non-Defaulting Shareholders may otherwise agree in writing.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (e) Unless the Shareholders otherwise agree in writing within fifteen (15) Business Days of notice of the date of the event referred to in
          Section 9.1(a), the price of the Offered Interest (the "Purchase Price") shall be an amount equal to the Fair Market Value or [*]% of the Fair Market Value, as applicable, of the Shares and Limited Partnership Interest (taking into account, among other things, the markets, cash flow and prospects of the Corporation and the Limited Partnership) as determined by an internationally recognized accounting firm, qualified business valuator or investment bank (the "Valuator") appointed under this Section as agreed to by the Shareholders as at the end of the fiscal quarter of the Corporation and the Limited Partnership immediately preceding the fiscal quarter in which the event referred to in Section 9.1(a) occurred. Such determination shall be made in writing and given to all of the Shareholders and to the Limited Partnership within thirty (30) Business Days of notice of the date of the event referred to in Section 9.1(a) or as soon thereafter as may be reasonably possible. The Fair Market Value of the Offered Interest shall be deemed to be equal to the most recent determination of Fair Market Value pursuant to this Section if the most recent determination of Fair Market Value took place within six (6) months of the date on which such determination is to be made.

     (f) The Valuator shall have access to the books, accounts, records, vouchers, cheques, papers and documents of, or which may relate to, the Corporation and Limited Partnership. The Shareholders shall co-operate with the Valuator and shall provide all information and documents reasonably requested by the Valuator. All reasonable fees and disbursements charged by the Valuator shall be paid by the Corporation.

     (g) The report of the Valuator when delivered to the Shareholders and to the General Partner, shall be conclusive and binding upon all parties.

     (h) Within ten (10) Business Days of having been given the Valuator's report of the Purchase Price, each Non-Defaulting Shareholder who desires to purchase all of the Offered Interest that it is entitled to purchase in accordance with the provisions of Section 9.1 shall give notice to the Defaulting Shareholder, the Corporation, the Limited Partnership and to the other Non-Defaulting Shareholders. If any Non-Defaulting Shareholder does not give such notice, the portion of the Offered Interest that it had been entitled to purchase (the "Rejected Interest") may instead be purchased by the Non-Defaulting Shareholders who did give such notice, pro rata based upon the percentages of the Shares and Limited Partnership Interests beneficially owned by such Non-Defaulting Shareholders as between themselves or in such other proportion as such Non-Defaulting Shareholders may agree in writing, and, within five (5) Business Days of the expiry of the ten (10) Business Day period specified in this Section 9.1, each Non-Defaulting Shareholder who desires to purchase all of the Rejected Interest that it is entitled to purchase in accordance with


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          the provisions of this Section 9.1 shall give an additional notice to the Defaulting Shareholder, to the Limited Partnership and to the other Non-Defaulting Shareholders. If any Non-Defaulting Shareholder entitled to give the said additional notice does not do so, the Rejected Interest that it had been entitled to purchase may instead be purchased by the Non-Defaulting Shareholders who did give such notice, pro rata based upon the percentages of the Shares and Limited Partnership Interests beneficially owned by such Non-Defaulting Shareholders as between themselves or in such other proportion as such Non-Defaulting Shareholders may agree in writing, and so on from time to time until the Non-Defaulting Shareholders are willing to purchase all of the Offered Interest or until they are not willing to purchase any more. If the Non-Defaulting Shareholders are willing to purchase all, but not less than all, of the Offered Interest, the transaction of purchase and sale shall be completed within twenty (20) Business Days of the expiry of the ten (10) Business Day period or five (5) Business Day period, as the case may be, specified in this Section
          9.1. The transaction shall be completed at the Corporation's principal office where a Transfer of the Offered Interest shall be made by the Defaulting Shareholder with good title, free and clear of all liens, charges, encumbrances and any other rights of others, against payment by certified cheque by the Non-Defaulting Shareholders.

     (i) If the Defaulting Shareholder makes default in transferring the Offered Interest to the Non-Defaulting Shareholders as provided for in this Section 9.1, the Secretary of the Corporation and the Limited Partnership is authorized and directed to receive the purchase money and thereupon to cause the names of the purchasing Non-Defaulting Shareholders to be entered in the registers of the Corporation and Limited Partnership as the holders of the portion of the Shares and Limited Partnership Interest purchasable by them. The said purchase money shall be held in trust by the Corporation and the Limited Partnership on behalf of the Defaulting Shareholder and not commingled with the Corporation's or the Limited Partnership's assets, except that any interest accruing thereon shall be for the account of the Corporation or the Limited Partnership. The receipt by the Secretary of the Corporation and of the Limited Partnership for the purchase money shall be a good discharge to the Non-Defaulting Shareholders and, after their names have been entered in the registers of the Corporation and the Limited Partnership in exercise of the aforesaid power, the validity of the proceedings shall not be subject to question by any person. On such registration, the Defaulting Shareholder shall cease to have any right to or in respect of the Offered Interest except the right to receive, without interest, the purchase price received by the Secretary of the Corporation and the Limited Partnership.

     (j) If the Non-Defaulting Shareholders do not give notice in accordance with the provisions of this Section 9.1 that they are willing to purchase all of the Offered Interest or complete the purchase of the Offered Interest as provided therein, the rights of the Non-Defaulting Shareholders, except as hereinafter provided, to purchase the Offered Interest shall forthwith cease and determine but any Non-Defaulting Shareholders may, except in respect of a default under Section 9.1(a)(vi), within twenty (20) Business Days of the expiry of the applicable time period referred to in
          Section 9.1(h), give notice to the Defaulting Shareholder, the Corporation and the Limited Partnership requiring the dissolution of the Limited Partnership.

                                  ARTICLE 10
                                    CLOSING

10.1      CLOSING.  The closing of any purchase of Shares and Limited
          -------
Partnership Interests by the Corporation or one or more Shareholders from another Shareholder pursuant to this Agreement shall be held at the head office of the Corporation at 10:00 a.m. (local time) on the prescribed date and shall be subject to the following terms and conditions:

     (a) the Shareholder(s) and the Limited Partner(s) (the "Buyers") who are to acquire the Shares and Limited Partnership Interest shall pay the applicable purchase price to the Shareholder(s) and Limited Partner(s) (the "Vendors") who are to sell their Shares and Limited Partnership Interest and the Vendors shall deliver to or to the order of the Buyers certificates for the Shares to be acquired, duly endorsed for transfer, free and clear of all liens, mortgages, charges, security interests and other encumbrances;

     (b) the Vendors and their nominees, if any, shall resign in writing the positions which they then hold with the Corporation and the Limited Partnership and the Vendors and any Person having a legal or beneficial interest in the Vendors (whether direct or indirect) and nominees of the Vendors shall release the remaining Shareholders, Limited Partners, Corporation and the Limited Partnership from all manner of actions, causes of action, suits, claims or demands against any of them which they ever had, then have or may thereafter have, for or by reason of or arising out of any cause, matter or thing but excluding claims arising from the transaction and claims for other moneys then owing pursuant to bona fide debts of the Corporation;

     (c) if the Shares and Limited Partnership Interest to be purchased are subject to any lien, pledge, security interest or encumbrance or any of the Vendors owe any money to the Corporation or the Limited Partnership or the Buyers, as determined by the Auditors of the Corporation, the Buyers shall have the right to deduct from the amount otherwise required to be paid by them to that Vendor the amount required to discharge all such liens, pledges, security interests or encumbrances and repay any moneys so owing by the Vendor and such amount shall be used accordingly;

     (d) the Vendors shall be repaid any amounts owing to them pursuant to loans advanced to the Corporation or the Limited Partnership and shall be released from any guarantees provided for the benefit of the Corporation or the Limited Partnership or, if such releases are not forthcoming, shall be provided security (in form acceptable to the Vendors, acting reasonably) for amounts which may be payable by them pursuant to such guarantees;

     (e) if, on the date of closing of the transaction, any of the Vendors shall fail or refuse to complete the transaction, then the Buyers shall have the right, on payment of the purchase price for the Shares and the Limited Partnership Interest into any chartered bank or trust company in the City of Toronto (provided notice is given to the Defaulting Shareholder of such payment) within 15 Business Days after the date of closing, to execute and deliver all such transfers, resignations and other documents and instruments which may be necessary or advisable in order to complete the transaction and for such purpose, the Shareholders and Limited Partners who may become Vendors hereby nominate, constitute and irrevocably appoint the Secretary of the Corporation and the Limited Partnership and the Shareholders and Limited Partners who may become Buyers as their lawful attorney and agent, which appointment is coupled with an interest, with full power and authority to execute for and in the name of and on behalf of the Vendors any deeds, transfers, conveyances, assignments, assurances, certificates and other documents and to do all things which the Vendors are required to do under the terms hereof;

     (f) other than the license granted by CitySearch Canada under the Amended and Restated License and Services Agreement, all licences, inputs and contributions granted by the Vendors shall be terminated 90 days after the closing of the transaction; and

     (g) except with regard to matters of confidentiality as herein set forth in Article 11 arising prior to the time of closing, at closing, the Vendors shall be released from their obligations under this Agreement, the Limited Partnership Agreement and the Non-Competition Agreement.

                                  ARTICLE 11
                                CONFIDENTIALITY

11.1      CONFIDENTIALITY.
          ---------------

     (a) Each of the Shareholders acknowledges that it shall have access to and will be entrusted with information that would reasonably be confidential to the Corporation, the Shareholders, and the Limited Partnership. Such information may include, without limitation, trade secrets, know-how, marketing plans and techniques, cost figures, customer lists and other information relating to the customers of the Corporation, the Shareholders and the Limited Partnership. It is acknowledged that the disclosure of any of such information to competitors of the Corporation, the Shareholders or of the Limited Partnership or to the general public would be highly detrimental to the best interests of the Corporation, the Shareholders and the Limited Partnership, as the case may be. Accordingly, each of the Shareholders agrees that it shall not, at any time until such information is disseminated to the public or becomes public knowledge other than as a result of a breach of this Agreement, without the consent of the other parties, which consent may be unreasonably withheld, directly or indirectly, communicate or disclose to any Person including to any Affiliates of any of the Shareholders any of such information other than (a) to its professional advisors or the directors, officers, employees or authorized representatives of the Corporation and the Limited Partnership, as the case may be, that have a need to know such information; (b) for the purposes of Section 7.8 of the Limited Partnership Agreement; and (c) in furtherance of the Limited Partnership Business; nor shall it use or exploit, directly or indirectly, the same for any purpose other than the purposes of the Corporation and the Limited Partnership. Each of the Shareholders shall take all reasonable measures available to it to keep such information in the strictest confidence. The General Partner will cause all of the employees, agents and independent contractors of the Limited Partnership to sign a confidentiality agreement, acceptable to all of the Shareholders, in favour of CitySearch Canada with respect to the CitySearch U.S.A. Confidential Information disclosed to such persons. The General Partner shall immediately provide notice to CitySearch Canada of any breach of the restriction against the disclosure of CitySearch U.S.A. Confidential Information of which it is aware or of any circumstances of which it is aware that could reasonably be expected to result in a breach of such restriction.

     (b) Notwithstanding section 11.1(a), each of the Shareholders may communicate such information if the disclosure of such information is required by any applicable law, governmental rule or regulation, subpoena, or order of any court or governmental agency, provided that such Shareholder shall:

          (i)  promptly notify the other Shareholder thereof;

          (ii) consult with the other Shareholder on the advisability of taking steps to resist or narrow such requirement; and

          (iii) if disclosure is required or deemed advisable, co-operate with the other Shareholder in any attempt to obtain an order or other assurance that such information will be accorded confidential treatment.

     (c) The foregoing Sections 11.1(a) and 11.1(b) do not apply to such information as becomes available to the editorial department of Metroland or any of its Affiliates other than through a breach of this Agreement.

11.2      SURVIVAL.  The provisions of this Article 11 shall survive the
          --------
termination of this Agreement for a period of two (2) years thereafter.

                                  ARTICLE 12
                          GENERAL CONTRACT PROVISIONS

12.1      ARBITRATION.  Other than as otherwise provided in Sections 8.1 and
          -----------
8.3, if any difference or dispute shall arise among the parties hereto in respect of any matter arising out of this Agreement, except with respect to any breach of Article 11, including, without limitation, the interpretation of any provision hereof, such difference or dispute shall, unless settled by agreement between or among the disputing parties be submitted to arbitration by a single arbitrator, if the parties can agree on one. Any such arbitration shall be conducted in accordance with the provisions of the Arbitration Act (Ontario), as from time to time amended or replaced. If the parties fail to appoint an arbitrator within seven (7) days of reaching agreement to resolve the dispute by arbitration, any one of the parties in dispute may apply to a judge of the Ontario Court (General Division) to appoint an arbitrator. The arbitrator so appointed shall forthwith proceed to arbitrate the dispute. The cost of the arbitration shall be paid as determined by the arbitrator. Despite anything to the contrary contained in the Arbitration Act (Ontario) the decision arrived at by the arbitrator shall be final and binding upon the parties and all persons claiming through or under them and no appeal shall lie from any award of the arbitrator.

12.2      TERM OF AGREEMENT.  This Agreement shall take effect on the date
          -----------------
hereof and shall remain in full force until the earlier of:

     (a) the date that this Agreement is terminated by the written agreement of the parties hereto; and

     (b)  the date that there remains only one Shareholder.

12.3      TREATMENT OF SALE PROVISIONS.  Notwithstanding any other provision of
          ----------------------------
this Agreement to the contrary, on any of the sale provisions hereinbefore referred to in Sections 7.5,

7.10, 8.2(a), 8.4(b), and 9.1(c) being invoked or becoming operative pursuant to provisions of this Agreement, no other offer or notice of sale or intention of sale shall be given or accepted until the closing or termination of the operative transaction.

12.4      IMPLEMENTATION OF THIS AGREEMENT.  The parties hereto shall sign such
          --------------------------------
further and other documents, cause such meetings to be held, cause such resolutions to be passed and such by-laws to be enacted, exercise their vote and influence and do and perform (and cause to be done and performed) such further and other acts or things as may be necessary or desirable in order to give full effect to this Agreement and every part of it. If any conflict shall appear between the articles, by-laws or resolutions of the Corporation and the provisions of this Agreement, the provisions of this Agreement shall govern and supersede the provisions of the articles, by-laws and resolutions. If there shall be any such conflict, the Shareholders shall amend the articles, by-laws and resolutions so as to ensure conformity with the terms of this Agreement.

12.5      ENDORSEMENT ON CERTIFICATES.  All share certificates of the
          ---------------------------
Corporation shall be endorsed with the following legend:

          "This certificate is subject to a unanimous shareholder agreement and is transferable only in accordance with the provisions of such agreement."

12.6      NOTICES.  All payments and communications which may be or are required
          -------
to be given by any party to any other party, shall be in writing and (i) delivered personally, (ii) sent by prepaid courier service or (iii) sent by prepaid telecopier or other similar means of electronic communication to the parties at their following respective address:

     (a)  For Tele-Direct:

          325 Milner Avenue, Suite 1050
          Scarborough, Ontario  M1B 5S8

          Attention: Mr. Douglas G. Renwicke
          Fax No.: 416-412-5870

          with a copy to:

          325 Milner Avenue, Suite 1050
          Scarborough, Ontario  M1B 5S8

          Attention: Mr. Shaul I. Ezer
                     Vice-President, General Counsel and Secretary Fax No.: 416-412-5858

     (b)  For Metroland:

          c/o Torstar Corporation
          1 Yonge Street
          Toronto, Ontario
          M5E 1P9

          Attention: Mr. David Wetherald
                     General Counsel and Secretary
          Fax.  No.: (416) 869-4183

          with a copy to:

          Toronto Star Newspapers Limited
          1 Yonge Street
          Toronto, Ontario  M5E 1E6

          Attention: Mr. Rocco Rossi
                     Vice-President, Strategic Planning & New Media
          Fax No.:   (416) 865-3618

     (c)  For CitySearch Canada:

          c/o CitySearch, Inc.
          790 East Colorado Boulevard
          Suite 200
          Pasadena, California 91101
          U.S.A.

          Attention: Mr. Douglas McPherson
                     Chief Legal Officer
          Fax No.:   (626) 405-9929

          with a copy to:

          c/o CitySearch, Inc.
          790 East Colorado Boulevard
          Suite 200
          Pasadena, California 91101
          U.S.A.

          Attention: Mr. Bradley Ramberg
                     Chief Financial Officer
          Fax No.:   (626) 405-9929

     (d)  For the Corporation:

          1 Yonge Street
          14th Floor
          Toronto, Ontario
          M5E 1P9

          Attention: Publisher, toronto.com
          Fax No.:   (416) 814-7520

Any such notice so given shall be deemed conclusively to have been given and received when so personally delivered or when delivered by prepaid courier service, or if sent by telecopier or other electronic communication, on the first Business Day after confirmed transmission. Any party may from time to time change its address hereinbefore set forth by notice to the other parties in accordance with this section.

12.7      TIME OF THE ESSENCE.  Time shall be of the essence of this Agreement
          -------------------
and of every part hereof.

12.8      GOVERNING LAW.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. All of the parties to this Agreement hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

12.9      ENTIRE AGREEMENT.  This Agreement, the Limited Partnership Agreement
          ----------------
and the Ancillary Agreements constitute the entire agreement between the parties hereto with respect to the matter hereof and cancel and supersede any prior understandings and agreements between the parties hereto with respect thereto including a term sheet entitled, "CitySearch-Term Sheet for Partnership Agreement" dated July 16, 1998 and the initialled addendum attached thereto.
The execution of this Agreement, the Limited Partnership Agreement and the Ancillary Agreements have not been induced by, nor do any of the parties rely upon or regard as material, any representations, promises, agreements or statements whatsoever not incorporated herein or therein and made a part hereof or thereof. This Agreement and the Ancillary Agreements hereto shall not be amended, altered or qualified except by a memorandum in writing signed by all the parties.

12.10     WAIVER.  No party to this Agreement shall be deemed or taken to have
          ------
waived any provision of this Agreement unless such waiver is in writing, and then such waiver shall be limited to the circumstances set forth in such written waiver.

12.11     SEVERABILITY.  If any Article, Section or any portion of any Section
          ------------
of this Agreement is determined to be unenforceable or invalid, that unenforceability or invalidity shall not affect the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be deemed to be severed from the remainder of this Agreement.

12.12     EQUITABLE REMEDIES.  The parties have acknowledged that the
          ------------------
restrictions contained in this Agreement are reasonable, and if any party breaches the terms of this Agreement the remaining parties, in addition to any other rights and remedies, shall be entitled to equitable remedies that may include an injunction to stop the contravention of this Agreement or an order for specific performance to compel compliance with this Agreement.

12.13     BINDING EFFECT. This Agreement shall enure to the benefit of the
          --------------
parties hereto and their respective heirs, executors, administrators, legal personal representatives, successors and permitted assigns.

          IN WITNESS WHEREOF the parties hereto have duly executed this Agreement.


                                    TELE-DIRECT (SERVICES) INC.

                                    By: /s/ D. G. Renwicke
                                       ----------------------------------
                                       Name:
                                       Title:

                                    By:__________________________________
                                       Name:
                                       Title:

                                    METROLAND PRINTING, PUBLISHING
                                    & DISTRIBUTING LTD.

                                    By: /s/ David Wetherald
                                       ----------------------------------
                                       Name:
                                       Title:

                                    By:__________________________________
                                       Name:
                                       Title:

                                    CITYSEARCH CANADA INC.

                                    By: /s/ Michael Barton
                                       ----------------------------------
                                       Name:
                                       Title:

                                    1310818 ONTARIO INC.

                                    By: /s/ D. G. Renwicke
                                       ----------------------------------
                                       Name:
                                       Title:

                                    By:__________________________________
                                       Name:
                                       Title:

                                  SCHEDULE A

                                 ARBITRATION -
                              MAJOR SHAREHOLDERS
                              ------------------

          Subject to the provisions of Section 8.1, the Major Shareholders may agree to settle the dispute by arbitration before one arbitrator jointly appointed by them in accordance with the Arbitration Act (Ontario). The provisions of this Schedule A shall be deemed to constitute a "submission" within the meaning of the Arbitration Act (Ontario) and except to the extent that contrary intention is expressed, shall apply to any arbitration hereunder. Within seven (7) days after reaching agreement to resolve the dispute by arbitration, the Major Shareholders shall appoint a single arbitrator with appropriate experience to determine such dispute. The arbitrator will be selected if possible from persons having experience with and knowledge of the Internet/computer business such as that of the Limited Partnership Business.
Any such arbitration shall be conducted in Toronto, Ontario. If the Major Shareholders fail to appoint an arbitrator within such seven (7) day period, either Major Shareholder may apply to a judge of the Ontario Court of Justice (General Division) to appoint an arbitrator to determine such dispute. The arbitrator so appointed shall forthwith proceed to arbitrate the dispute. The cost of the arbitration shall be paid as determined by the arbitrator. Despite anything to the contrary contained in the Arbitration Act (Ontario), the award of the arbitrator shall be final and binding upon the parties and all Persons claiming through or under them and no appeal shall lie from any award of the arbitrator. Judgment upon the award rendered by the arbitrator may be entered into any court having jurisdiction and thereupon execution or legal process may issue thereon. The parties to the foregoing Agreement and all Persons claiming through or under them hereby attorn to the jurisdiction of the arbitrator and to the jurisdiction of any court in which their judgment may be entered.

                                 SCHEDULE A-1

                                 ARBITRATION -
                   MAJOR SHAREHOLDERS AND CITYSEARCH CANADA
                   ----------------------------------------

          Subject to the provisions of Section 8.3, the Major Shareholders and CitySearch Canada may agree to settle the dispute by arbitration before one arbitrator jointly appointed by them in accordance with the Arbitration Act (Ontario). The provisions of this Schedule A-1 shall be deemed to constitute a "submission" within the meaning of the Arbitration Act (Ontario) and except to the extent that contrary intention is expressed, shall apply to any arbitration
hereunder.   Within seven (7) days after reaching agreement to resolve the dispute by arbitration, the Major Shareholders and CitySearch Canada shall appoint a single arbitrator with appropriate experience to determine such dispute. The arbitrator will be selected if possible from persons having experience with and knowledge of the Internet/computer business such as that of the Limited Partnership Business. Any such arbitration shall be conducted in Toronto, Ontario. If the Major Shareholders and CitySearch Canada fail to appoint an arbitrator within such seven (7) day period, either the Major Shareholders or CitySearch Canada may apply to a judge of the Ontario Court of Justice (General Division) to appoint an arbitrator to determine such dispute. The arbitrator so appointed shall forthwith proceed to arbitrate the dispute. The cost of the arbitration shall be paid as determined by the arbitrator. Despite anything to the contrary contained in the Arbitration Act (Ontario), the award of the arbitrator shall be final and binding upon the parties and all Persons claiming through or under them and no appeal shall lie from any award of the arbitrator. Judgment upon the award rendered by the arbitrator may be entered into any court having jurisdiction and thereupon execution or legal process may issue thereon. The parties to the foregoing Agreement and all Persons claiming through or under them hereby attorn to the jurisdiction of the arbitrator and to the jurisdiction of any court in which their judgment may be entered.